EXHIBIT 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro forma Condensed Consolidated Balance Sheet as of March 31, 2017	1

Pro forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2017	2

Pro forma Condensed Consolidated Statement of Operations for the year ended December 31, 2016	3

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	5

Page 1

Sputnik Enterprises, Inc.

and FV Corporation and Subsidiary

Pro Forma Condensed Consolidated Balance Sheet

March 31, 2017

(unaudited)

	Sputnik Enterprises	FV Corporation	Pro forma		Pro forma
	Inc.	and Subsidiary	Adjustments		Consolidated
	(historical)	(historical)
ASSETS
Current assets:
Cash	$2,266	$-	$-		$2,266
Loans to related party	53,537	-	-		53,537
Loan interest receivable	1,552	-	-		1,552
Total current assets	57,355	-	-		57,355

Other Assets
Intangible Assets, net of amortization	-	47,924			47,924

Total assets	$57,355	$47,924	$-		$105,279

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$22,110	$34,369	$-		$56,479
Accrued compensation	-	671,607			671,607
Accrued payroll taxes	-	57,340			57,340
Accrued interest	5,428	48,331	-		53,759
Accrued purchase of intangible -current portion	-	9,775			9,775
Notes payable, related party	198,768	121,917	-		320,685
Notes payable	-	36,000			36,000
Advance from shareholder	5,000	-			5,000
Total current liabilities	231,306	979,339	-		1,210,645

Long-term liabilities:
Accrued Purchase of Intangible -Long Term Portion	-	35,591			35,591
Total liabilities	231,306	1,014,930	-		1,246,236

STOCKHOLDERS' DEFICIT
Preferred stock	52,500	-	44,351	A	96,851
Common stock	1,015	50,000	(50,000	)A	45,366
			44,351	A
Additional paid in capital- preferred stock	24,500	-	(24,500	)B	-
Additional paid in capital- common stock	2,571,796	-	(2,571,796	)B	(266,168)
			(227,466	)B
			(38,702	)A
Accumulated deficit	(2,823,762)	(1,017,006)	2,823,762	B	(1,017,006)
Total stockholders' deficit	(173,951)	(967,006)	0		(1,140,957)
Total liabilities and stockholders' deficit	$57,355	$47,924	$0		$105,279

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

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Sputnik Enterprises, Inc.
and FV Corporation and Subsidiary
Pro Forma Statement of Operations For the Three Months Ended
March 31, 2017
(unaudited)

	Sputnik Enterprises	FV Corporation	Pro forma
	Inc.	and Subsidiary	Consolidated
	(historical)	(historical)

Revenue	$-	$-	$-

General and administrative expenses:
General and administrative	47,408	8,606	56,014
Amortization of intangibles	-	1,356	1,356
Total operating expenses	47,408	9,962	57,370
(Loss) from operations	(47,408)	(9,962)	(57,370)

Other income (expense):
Interest income	776	-	-
Interest expense	(3,312)	(4,385)	(6,921)
(Loss) before taxes	(49,944)	(14,347)	(64,291)

Provision (credit) for taxes on income	-	-	-
Net loss	$(49,944)	$(14,347)	$(64,291)

Basic earnings (loss) per common share	$(0.05)		$(0.00)

Weighted average number of shares outstanding	1,015,286		45,366,536

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

Page 3

 Sputnik Enterprises, Inc.

 and FV Corporation and Subsidiary

 Pro Forma Condensed Consolidated Statement of Operations For the Year Ended

December 31, 2016

(unaudited)

	Sputnik Enterprises	FV Corporation	Pro forma
	Inc.	and Subsidiary	Consolidated
	(historical)	(historical)

Revenue	$-	$-	$-

General and administrative expenses:
General and administrative	138,062	55,239	193,301
Amortization of intangibles	-	4,973	4,973
Total operating expenses	138,062	60,212	198,274
(Loss) from operations	(138,062)	(60,212)	(198,274)

Other income (expense):
Interest income	776	-	776
Interest expense	(2,116)	(15,211)	(17,327)
(Loss) before taxes	(139,402)	(75,423)	(214,825)

Provision (credit) for taxes on income	-	-	-
Net loss	$(139,402)	$(75,423)	$(214,825)

Basic earnings (loss) per common share	$(0.14)		$(0.00)

Weighted average number of shares outstanding	1,015,286		45,366,536

See accompanying notes to pro forma unaudited condensed consolidated financial statements.

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Sputnik Enterprises, Inc.

and FV Corporation and Subsidiary

Notes to Unaudited Pro Forma Unaudited Condensed Consolidated Information

Note 1. Description of the Proposed Transaction and Basis of Presentation

Description of the Proposed Transaction

On June 26, 2017 (the “Closing”), Sputnik Enterprises, Inc., a Nevada corporation (“Sputnik Enterprises” or the “Registrant”), closed a reverse take-over transaction by which it acquired a private company that focuses on international football (soccer) through investment in professional clubs around the world, development of fan engagement solutions and player development through global grassroots (players ages 3-9) programs. Pursuant to a Share Exchange Agreement (the “Exchange Agreement”) between the Registrant and FV Corporation, a South Carolina corporation (“FVCO”), the Registrant acquired 100% of the ownership interests of FVCO including all intellectual property, research, asset and subsidiaries including Apps FC, a limited liability company formed in South Carolina (“Apps FC”), a wholly-owned subsidiary of FVCO.

Prior to the reverse take-over under the Exchange Agreement (“Exchange Transaction” or “Reverse Merger”), the Registrant was a public reporting “shell company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a result of the reverse take-over transaction we acquired the business and operations of FVCO and Apps FC became our wholly-owned subsidiary.

The following is a brief description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Registrant.

Under the Exchange Agreement, the Registrant completed the acquisition of all of the issued and outstanding ownership interest in FVCO through the issuance of 44,351,250 of restricted Common Stock shares to FVCO shareholders and the equivalent of 44,351,250 of restricted Common Stock in the form of Series A Preferred Shares. Immediately after the issuance of the shares to FVCO, the Registrant had 45,366,536 shares of Common Stock issued and outstanding, of which 44,351,250 shares of Common Stock are owned by FVCO shareholders.

As to change of control, the Registrant notes that prior to the consummation of the Exchange Transaction, Sport Venture Group, LLC, a South Carolina limited liability corporation (“SVG”), an Affiliate and Majority Owner of FVCO, owned 25,000,000 shares of Common Stock in the equivalent form of Series A Preferred Shares of the Registrant and thus was a controlling stockholder.

Basis of Presentation

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with regulations of the Securities and Exchange Commission and are intended to show how the Exchange Transaction might affect the historical financial statements if the transaction had been completed on March 31, 2017 for the purposes of the balance sheet and January 1, 2017 and January 1, 2016 for the purposes of the statements of operations. The pro forma adjustments reflecting the completion of the transactions are based upon the accounting rules for reverse capitalizations.

Based on the terms of the Exchange Transaction, FVCO is deemed to be the accounting acquirer because the former FVCO shareholders, board of directors and management will have voting control and operating control of the combined company. The Exchange Transaction will be accounted for as a capital transaction accompanied by a recapitalization with no goodwill or other intangibles recorded.

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The historical financial data has been adjusted to give pro forma effects to events that are (i) directly attributable to the Exchange Transaction (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the consolidated results. The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the transactions. The unaudited pro forma condensed consolidated financial data also do not include any integration costs. The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Exchange Transaction occurred prior to the specified period.

Note 2. Reverse Merger Transaction

On June 26, 2017, under the Exchange Agreement, the Registrant completed the acquisition of all of the issued and outstanding ownership interest in FVCO through the issuance of 44,351,250 of restricted Common Stock shares to FVCO shareholders and the equivalent of 44,351,250 of restricted Common Stock in the form of Series A Preferred Shares. Immediately after the issuance of the shares to FVCO, the Registrant had 45,366,536 shares of Common Stock issued and outstanding, of which 44,351,250 shares or 98% of Common Stock are owned by FVCO.

For financial reporting purposes, the transaction will be accounted for as a “reverse merger” rather than a business combination, because the sellers of FVCO effectively control the combined companies immediately following the transaction. As such, FVCO is deemed to be the accounting acquirer in the transaction and, consequently, the transaction is being treated as a reverse acquisition by SPNI. Accordingly, the assets and liabilities and the historical operations that will be reflected in SPNI’s ongoing consolidated financial statements will be those of FVCO and will be recorded at the historical cost basis of FVCO. The historical financial statements of SPNI before the transaction will be replaced with the historical financial statements of FVCO before the transaction and in all future filings with the SEC. The Merger is intended to be treated as a tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Note 3. Adjustments to Unaudited Pro Forma Consolidated Financial Statements

The pro forma adjustments in the unaudited pro forma condensed Consolidated balance sheet as of March 31, 2017 and statement of operations for the three and twelve months ended March 31, 2017 and December 31, 2016, respectively, are as follows:

A. To reflect the cancellation of 44,351,250 shares of FVCO common stock upon consummation of the exchange transaction, the issuance of 44,351,25 restricted shares of the Registrant’s common stock and the equivalent of 44,351,250 of restricted Common Stock in the form of Series A Preferred Shares (4,435 shares of Registrant’s Series A Preferred Shares) and the elimination of the difference in par values of common stock as a result of the share exchange with the Registrant.

B. To eliminate the deficit accumulated since inception for the Registrant as going forward the operations of FVCO will be the surviving operating entity.

Note 4. Earnings Per Share

The pro forma weighted-average shares outstanding gives effect to the issuance of 44,351,250 shares of common stock of the Registrant (resulting in the Registrant’s shareholders retaining 1,015,286 shares) in connection with the exchange transaction as if they occurred at the beginning of the period presented.

The effect of any potentially dilutive instruments including the conversion of preferred stock were anti-dilutive. Therefore, dilutive earnings per share are equivalent to basic earnings per share.

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